UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2004

Household Mortgage Funding Corporation III
(Exact name of registrant as specified in its charter)

Delaware	333-89800	71-0888429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Town Center Drive, Las Vegas, Nevada		89144
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 243-1579

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 27, 2004, Household Mortgage Loan Trust 2004-HC1 (the “Trust”) sold Closed-End Mortgage Loan Asset Backed Notes, Series 2004-HC1 (the “Notes”), for $671,574,000.  The Trust property consists primarily of a pool of closed-end, fixed- and adjustable-rate mortgage loans (the “Mortgage Loans”), including the right to receive payments due on the Mortgage Loans on and after the applicable cut-off date.

In connection with the sale of the Notes, the Trust entered into (1) a Sale and Servicing Agreement (the “Sale and Servicing Agreement”), among Household Mortgage Funding Corporation III, as depositor, the Trust, Household Finance Corporation, as master servicer, U.S. Bank National Association, as indenture trustee, and HSBC Bank USA, National Association, as administrator, (2) an Amended and Restated Trust Agreement (the “Trust Agreement”), among Household Finance Corporation, Household Mortgage Funding Corporation III, as depositor, The Bank of New York, as owner trustee, U.S. Bank National Association, as co-trustee, The Bank of New York (Delaware), as Delaware trustee, and HSBC Bank USA, National Association, as administrator, and (3) an Indenture (the “Indenture”), between the Trust, as issuer, U.S. Bank National Association, as indenture trustee and co-trustee, and HSBC Bank USA, National Association, as administrator.  The Sale and Servicing Agreement, Trust Agreement and Indenture are annexed hereto as Exhibits 99.1, 99.2 and 99.3, respectively.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Sale and Servicing Agreement dated as of August 27, 2004.
99.2	Trust Agreement dated as of August 27, 2004.
99.3	Indenture dated as of August 27, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSEHOLD MORTGAGE FUNDING CORPORATION III

Date: September 8, 2004	By:	/s/ Patrick D. Schwartz
Patrick D. Schwartz
Vice President and Assistant Secretary